UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Purchase Agreement

On August 28, 2023, Agrify Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), with Ionic Ventures, LLC (“Ionic”), pursuant to which Ionic has committed to purchase up to an aggregate of $15.0 million of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to certain limitations, from time to time and at the Company’s sole discretion over the term of the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Ionic, and Ionic is obligated to purchase up to $15.0 million of the Company’s Common Stock. Such sales of Common Stock by the Company, if any, will be subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, over the 36-month period commencing on the date of the Purchase Agreement, including that a registration statement covering the resale by Ionic of shares of Common Stock that have been and may be issued to Ionic under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC (the date on which all of such conditions are satisfied, the “Commencement Date”).

From and after the Commencement Date, the Company may from time to time on any business day, by written notice delivered by the Company to Ionic, direct Ionic to purchase between $250,000 and $750,000 of shares of Common Stock on such business day, at a purchase price per share that will be equal to 93% (or 80% if the Common Stock is not then trading on the Nasdaq Capital Market) of the lowest daily VWAP over a specified measurement period beginning after the delivery of the purchase notice, as described further in the Purchase Agreement (each, a “Regular Purchase”). The Purchase Agreement also permits the Company to deliver an exemption purchase notice for $400,000 on the date of signing, with the shares so purchased to be delivered following the Commencement Date, and the Company delivered an exemption purchase notice for $400,000 for the purchase by Ionic of 2,844,672 shares of Common Stock.

The Company will control the timing and amount of any sales of Common Stock to Ionic pursuant to the Purchase Agreement. Ionic has no right to require the Company to sell any shares of Common Stock to Ionic, but Ionic is obligated to make purchases as the Company directs, subject to certain conditions.

Actual sales of shares of Common Stock to Ionic will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Ionic will not be required to buy any shares of Common Stock on any trading day on which the closing price of the Common Stock is below $0.25. The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Ionic. The Company expects that any proceeds received by the Company from such sales to Ionic will be used to support its operations, for working capital and for other general corporate purposes.

The aggregate number of shares that the Company can issue to Ionic under the Purchase Agreement may in no case exceed 2,844,672 shares (subject to adjustment as described above) of the Common Stock (which is equal to approximately 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue Purchase Shares above the Exchange Cap, or (ii) the average price of all applicable sales of Common Stock to Ionic under the Purchase Agreement equals or exceeds $0.25668 per share (representing the average official closing price of the Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement), so that the Exchange Cap limitation would not apply to issuances and sales of Common Stock under the Purchase Agreement pursuant to the rules of The Nasdaq Capital Market.

The Purchase Agreement prohibits the Company from directing Ionic to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Ionic (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Ionic beneficially owning more than 4.99% of the outstanding shares of Common Stock.

Ionic has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its affiliates, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

Under the Registration Rights Agreement, the Company agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of all of the shares of Common Stock that may, from time to time, be issued or become issuable to Ionic under the Purchase Agreement and the Registration Rights Agreement. The Registration Rights Agreement requires that the Company file, within 30 days after signing, a resale registration statement and use commercially reasonable efforts to have such resale registration statement declared effective by the SEC on or before the earlier of (i) 60 days after signing (or 90 days if such registration statement is subject to full review by the SEC) and (ii) the 2nd business day after the Company is notified it will not be subject to further SEC review. If the Company fails to have such registration statement filed by the specified deadline or declared effective by the specified deadline, then the Company will be required to issue to Ionic 250,000 shares of Common Stock within 2 trading days after such failure.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, provided that if at the time of termination the Company has sold less than $5 million in Common Stock to Ionic under the Purchase Agreement, the Company shall pay an additional commitment fee of $300,000, which may be paid either in cash or in shares of Common Stock.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Pre-Funded Warrant Amendments

As previously reported, on June 30, 2024, the Company amended the terms of a pre-funded warrant (the “CP Warrant”) held by CP Acquisitions, LLC (“CP”), an entity affiliated with and controlled by Raymond Chang, the Chairman and Chief Executive Officer of the Company, and a pre-funded warrant (the “GIC Warrant”) held by GIC Acquisition LLC (“GIC”), an entity that is affiliated with and controlled by Mr. Chang and by I-Tseng Jenny Chan, a member of the Company’s Board of Directors. Among other things, the June 30, 2024 amendments removed certain adjustment provisions (the “Adjustment Provisions”) from the CP Warrant and the GIC Warrant. Pursuant to the Adjustment Provisions, each time the Company consummated any bona fide equity financing with the primary purpose of raising capital, then the number of shares of common stock underlying the CP Warrant or the GIC Warrant, as applicable, would be increased to an amount equal to (i) the amount of the convertible note that was originally converted into CP Warrant or the GIC Warrant, as applicable, divided by (ii) the purchase or conversion price in the equity financing transaction, subject to proportional adjustment in the event the CP Warrant or GIC Warrant, as applicable, has been partially exercised.

Also as previously reported, on August 12, 2024, the shareholders of the Company approved a proposal to amend the CP Warrant and the GIC Warrant to add the Adjustment Provisions at a future date. Pursuant to that approval, on August 28, 2024, immediately prior to the execution of the Purchase Agreement, the Company entered into an amendment to the CP Warrant (the “CP Warrant Amendment”) and an amendment to the GIC Warrant (the “GIC Warrant Amendment). The CP Warrant Amendment and the GIC Warrant Amendment inserted the Adjustment Provisions into the CP Warrant and the GIC Warrant, respectively. As a result of the CP Warrant Amendment and the GIC Warrant Amendment and the subsequent issuance of 2,844,672 shares of Common Stock to Ionic pursuant to the Purchase Agreement at an effective purchase price of approximately $0.1406 per share of Common Stock, the number of shares of Common Stock underlying the CP Warrant was adjusted to 81,784,320 and the number of shares of Common Stock underlying the GIC Warrant was adjusted to 16,276,832. As a result of such adjustment and the issuance to Ionic, CP agreed not to exercise the CP Warrant for more than 4,000,000 shares of Common Stock or to convert its outstanding convertible notes, and GIC agreed not to exercise the GIC Warrant for more than 7,383,053 shares of Common Stock, in each case until the Company completes a reverse stock split or increase in authorized shares resulting in sufficient authorized but unissued shares to permit such conversion or exercise.

The foregoing descriptions of the CP Warrant Amendment and the GIC Warrant Amendment are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1*	Purchase Agreement, dated as of August 28, 2024, by and between Agrify Corporation and Ionic Ventures, LLC

10.2	Registration Rights Agreement, dated as of August 28, 2024, by and between Agrify Corporation and Ionic Ventures, LLC

10.3	Amendment to Pre-Funded Common Stock Purchase Warrant, dated as of August 28, 2024, by and between Agrify Corporation and CP Acquisitions, LLC

10.4	Amendment to Pre-Funded Common Stock Purchase Warrant, dated as of August 28, 2024, by and between Agrify Corporation and GIC Acquisition LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: August 29, 2024	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

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